Registration No. 024-11702

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

DRYWORLD BRANDS, INC.
(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

201 W Montecito Street

Santa Barbara, CA 93101

(250) 900-2031

(Address, including zip code, and telephone number, including area code, of issuer’s principal executive office)

Corporate Administrative Services Inc.

1955 Baring Blvd, Sparks, NV 89434

(Name, address, including zip code, and telephone number, including area code, of agent for service)

2300	54-1921580
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

EXPLANATORY NOTE

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION

DATED JULY 18, 2022

This Amended filing on Form 1A is being made to adjust the terms of the offering and to reflect the current operations of the Company.

These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. The offering statement shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

DRYWORLD BRANDS, INC.

MAXIMUM OFFERING AMOUNT: $10,761,428.40

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 107,614,284

This is a public offering (the “Offering”) of securities of DRYWORLD Brands, Inc., a Nevada corporation (the “Company”). We are offering a maximum of One Hundred Seven Million Six Hundred Fourteen Thousand Two Hundred Eighty-Four (107,614,284) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) at an offering price of Ten Cents ($0.10) per share (the “Shares”) pursuant to Tier 1 of Regulation A. This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all 107,614,284 shares of Common Stock offered hereby, (b) July 15, 2023, subject to extension in the sole discretion of the Company, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

The Company’s Common Stock is listed on the OTC Markets Pink market (“OTC Pink”) under the symbol “IBGR,” and qualified as Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

On July 15, 2022, the closing price of our common stock was $0.10 per share.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.10 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTC Pink market and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price)

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Dryworld Brands, Inc.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards (page 37 ). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions (1)	Proceeds to the Company (2)	Proceeds to Other Persons (3)
Per Share	$0.10	$0	$0.10	None
Maximum Offering	$10,761,428.40	$0	$9,500,000.00	$761,428.40

(1)	None of the Shares will be offered through registered broker-dealers to which we will pay commissions, nor will we pay finders for shares from this Offering.

(2)	Accounts for the payment of offering expenses, estimated at $125,000.00, convertible promissory notes of up to $375,000 for selling shareholders. See “Plan of Distribution” for further detail.

(3)	There are no finder's fees or other fees being paid to third parties from the proceeds.

(4)	$761,428.40 is being offered by the Selling Shareholders

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is July 18, 2022

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $125,000.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Dryworld,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Dryworld Brands, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to effectively operate our business segments;

•	Our ability to manage our research, development, expansion, growth and operating expenses;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Dryworld Brands, Inc., a Nevada corporation.

Our Company

Dryworld Brands, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on November 18, 2013, as a pharmaceutical company under the name Pharmstar Pharmaceuticals, Inc. On August 14, 2020, the Company effectuated a reverse merger and approved the name change to Dryworld Brands, Inc.

Dryworld Brands, Inc. is a digitally native, fitness lifestyle company engaged in the design, development, manufacturing and distribution of premium performance apparel, footwear, and gear for men and women, including shorts, pants, tops, jeans, tights, crops, t-shirts, tanks, thermals, polos, base layer, jackets, hoodies, hats, underwear, socks, and footwear. Our products incorporate proprietary fabrics and/or innovative features that we believe differentiates us from our competitors, and are designed to offer superior performance, fit and comfort while incorporating both function and style. We focus our products, content, and initiatives on customers and communities that maintain a fitness-based lifestyle. Our products are sold direct to consumers through our website (www.thedryworld.com) and Amazon brand page.

Throughout the last eighteen months, the Company developed its new apparel, cemented partnerships, and worked to engage potential ambassadors for the Dryworld Brand.

The Company’s transition was accomplished with the following actions:

•	Secured a number of manufacturing partners across the globe;

•	Engaged design groups;

•	Developed its marketing strategy; and

•	Added Darya Klishina as a brand Ambassador, and is in ongoing discussions with additional ambassadors.

The purpose of this Offering is to raise capital for (i) inventory, sales and marketing for our apparel and (ii) acquisition of a potential strategic technology which the Company is currently conducting due diligence. The number of shares being registered and offered for sale include 100,000,000 shares of common stock by the Company and 7,614,284 shares of common stock for certain selling shareholders (collectively, the “Selling Shareholders”).  The shares are being offered on a best-efforts basis.  There is no minimum number of shares that needs to be sold in order for the funds to be released to the Company and for this offering to close.  The Company will retain all proceeds received from the shares sold on their account in this Offering.  The Company wil not receive any proceeds from sales by the Selling Shareholders.

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Offering Summary

Issuer:	DRYWORLD BRANDS, INC.

Shares Offered:

One Hundred Seven Million Six Hundred Fourteen Thousand Two Hundred Eighty-Four (107,614,284) shares of our Common Stock (the "Maximum Offering:), at an offering price of Fifty Cents ($0.10) per share (the "Shares").

Number of Shares of Common Stock Outstanding before the Offering:	171,565,229

Number of Shares of Common Stock to be Outstanding after the Offering:	279,179,513

Price per Share:	$0.10 (Ten Cents)

Listing:	Our shares of Common Stock are listed on the OTC Markets Pink market under the symbol "IBGR."

Maximum Offering:

$10,761,428.40 (Ten Million Seven Hundred Sixty-One Thousand Four Hundred Twenty-Eight Dollars and 40/100) at an offering price of $0.10 (Ten Cents) per share for 107,614,284 (One Hundred Seven Million Six Hundred Fourteen Thousand Two Hundred Eighty-Four) shares of our Common Stock.

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:

If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses will be $9,500,000. We will use these proceeds for the operation of the Company including inventory, sales, marketing, ambassadors and general working capital, as further described in the "Use of Proceeds" section of this offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See "Risk Factors."

Corporate Information:	201 W. Montecito Street, Santa Barbara, CA 93101
www.thedryworld.com
250-900-2031

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The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering. We are listed on the Pink Tier of the OTC Markets under the symbol "IBGR." Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

THE OFFERING:

REGULATION A+; CONTINTUOUS REPORTING REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12- month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “Dryworld,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to Dryworld Brands, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Dryworld Brands, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31.

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OUR BUSINESS

Corporate History and Information

Dryworld Brands, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on November 18, 2013, as a pharmaceutical company under the name Pharmstar Pharmaceuticals, Inc. On August 14, 2020, the Company effectuated a reverse merger and approved changing the Company’s name to Dryworld Brands, Inc.

Dryworld Brands, Inc. is a digitally native, fitness lifestyle company engaged in the design, development, manufacturing and distribution of premium performance apparel, footwear, and gear for men and women, including shorts, pants, tops, jeans, tights, crops, t-shirts, tanks, thermals, polos, base layer, jackets, hoodies, hats, underwear, socks, and footwear. Our products incorporate proprietary fabrics and/or innovative features that we believe differentiates us from our competitors, and are designed to offer superior performance, fit and comfort while incorporating both function and style. We focus our products, content, and initiatives on customers and communities that maintain a fitness-based lifestyle. Our products are sold direct to consumers through our website (www.thedryworld.com) and Amazon brand page.

This Prospectus includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions. As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Business Overview

Throughout the last eighteen months, the Company developed its new apparel, cemented partnerships, and worked to engage potential ambassadors for the Dryworld Brand.

The Company’s transition was accomplished with the following actions:

•	Secured a number of manufacturing partners across the globe;

•	Engaged design groups;

•	Developed its marketing strategy; and

•	Added Darya Klishina as a brand Ambassador, and is in ongoing discussions with additional ambassadors.

The purpose of this Offering is to raise capital for (i) inventory, sales and marketing for our apparel and (ii) acquisition of a potential strategic technology which the Company is currently conducting due diligence.

These areas will be where the Company will be focusing its efforts moving forward, and its use of proceeds for the Offering will be focused on enhancing opportunities in these areas.

Management’s criteria for identifying its acquisition targets, which it may change at any time for any reason, is healthy living whether as apparel, supplements, athletics or related well-being products, with:

•	Products with gross margins of 50% plus;

•	Products in market segments showing high growth, 20% plus;

•	Products with excellent consumer acceptance; and

•	Companies and Brands with a proven track record and a dynamic management team.

With these criteria, Management identified and is in due diligence with a company that Management believes would significantly contribute to the Company’s long-term prospects. Management has already identified the targets we will acquire with the Use of Proceeds from this offering.

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Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

Our ability to pay indebtedness.

Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace in which we intend to operate.

Our ability to manage our expansion, growth and operating expenses.

Our management team’s lack of prior managerial experience.

No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

We have a limited operating history in our current business plan as an apparel brand, so there is limited track record on which to judge our business prospects and management.

We have limited operating history as a direct-to-consumer apparel brans and in our business segment of athletic apparel upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

The Company’s success is reliant on executive management that is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon key employees. If they become unable or unwilling to perform their functions for the Company, its chances for success will be greatly diminished and the Company may not be able to survive. The Company does not maintain key-person insurance for its executives and does not have a contingent plan for their death or incapacity at this time. From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on these employees.

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time. Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets. Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity. There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

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There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID- 19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in- person client and business development meetings in late March 2020. During the timeframe in which in- person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of California. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the states of California to be allowed to return to full operations and capacities.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). To the extent COVID- 19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses, and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended September 30, 2021, we generated a loss of approximately ($20,493), bringing the accumulated deficit to approximately ($9,250,312). Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

We have outstanding debt and lease commitments, which is secured by our assets and it may make it more difficult for us to make payments on the notes and our other debt and lease obligations.

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As of March 31, 2022, we had liabilities totaling approximately $363,670. Our debt commitments could have important consequences to you. For example, they could:

•

make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

•

limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully execute our business strategy and successfully operate our business segments. We may not be able to execute our business strategy and our business operations may be materially impacted.

If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources, we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our agreements with original equipment manufacturers or debt agreements may prohibit us from pursuing any of these alternatives.

Regulatory Issues. We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Inadequacy of capital. The expected gross offering proceeds of a maximum of $10,000,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

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We may not be able to obtain adequate financing to continue marketing our brand or close potential acquisitions.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to make desired acquisitions and to diversify our offerings for our target demographics for sales and marketing business. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Brian McKenzie and Matt Weingart, our co-CEO’s, and such other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for only a very short period of time and may not work well together as a management team.

We may need to raise additional capital by issuing additional securities which could impact the market for our securities or be on terms more favorable than those of our current shareholders.

We may need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in generating revenue from our Dryworld Brand;

•	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our Dryworld Brand;

•	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law.

Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

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•	breach of their duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Nevada General Corporation Law; or

•	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to the operations of our business segments.

Marketing of our brand may be capital intensive and subject to ever diffusing attention span and tastes and trends. The Board of Directors believes that the market projections and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target markets and our lack of experience in them, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and we don’t have any operational infrastructure or prior operating history. We intent to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

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No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational, and financial resources. As our businesses grow in scale and attract more customers, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our diversified businesses. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our Dryworld brand name in the markets in which we participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to offer our products could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our users interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as ingredients needed to appeal to discerning tastes, could result in a overall decrease in disposable income and higher prices for products outside of domestic needs, all of which could also adversely affect our revenues and, at the same time, increase our costs.

Fluctuations in supply costs or reduced supplies could harm our business.

We could be adversely affected by limitations on certain supplies, the imposition of mandatory international trade allocations or closing of international borders (such as what has been seen in the COVID19 Pandemic). A severe or protracted disruption of fuel supplies or significant increases in fuel prices could have a material adverse effect on supply chains and our financial condition and results of operations, either by directly interfering with our normal activities or by disrupting travel and leisure upon which a significant portion of our business relies.

The concentration of our accounting and information technology functions at a limited number of facilities in California creates risks for us.

We have concentrated our accounting functions for the United States in one office location in Santa Barbara, California. In addition, our major information systems are centralized in our office location in Cornelius. A disruption of normal business at any of our principal office location in Santa Barbara, California, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities.

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The misuse or theft of information we possess could harm our reputation or competitive position, adversely affect the price at which shares of our common stock trade or give rise to material liabilities.

We possess non-public information with respect to individuals, including our customers and our current and former employees, and businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position or materially affect the price at which shares of our Common Stock trade. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

•	potential disruption of our ongoing business and distraction of management;

•	difficulty integrating the acquired business; and

•	exposure to unknown liabilities, including litigation against the companies we may acquire.

If we make acquisitions in the future, acquisition-related accounting charges may affect our balance sheet and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of small apparel brands increase taking advantage of similar market trends there will be increasingly overlap in brand identifications and tread-dress, companies such as ours consolidating multiple brands may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Further, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self- regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business. Our ability to collect marketing data could be adversely affected.

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No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

We currently have a small sales and marketing organization. If we are unable to expand our direct media and marketing services to promote our brand and related products, the commercial appeal and brand awareness for our products and services may be diminished.

We currently have a small sales and marketing organization. The Company may expand the core sales and marketing team to oversee the sales and marketing of our “Dryworld Brands” business. We will incur significant additional expenses and commit significant additional management resources to expand and grow our sales force. We may not be able to build on the expansion of these capabilities despite these additional expenditures. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop and expand our own sales force or collaborate with a third party to sell our products, we may not be able to operate our products and/or services which would negatively impact our ability to generate revenue. We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully operate our products and/or services. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

•	There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements;

•	There may be low trading volume of our Common Stock limiting their liquidity;

•	We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

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Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

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We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

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The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTC Pink market may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTC Pink market, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTC Pink market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

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•	actual or anticipated variations in our periodic operating results;
•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;
•	changes in earnings estimates;
•	changes in market valuations of similar companies;
•	actions or announcements by our competitors;
•	adverse market reaction to any increased indebtedness we may incur in the future;
•	additions or departures of key personnel;
•	actions by stockholders;
•	speculation in the press or investment community; and
•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1- K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

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We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

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There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the initial public offering price.

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

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•	actual or anticipated adverse results or delays in our research and development efforts;

•	our failure to operate our business;

•	unanticipated serious safety concerns related to our business;

•	adverse regulatory decisions;

•

legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•	changes in laws or regulations applicable to our businesses;

•	our dependence on third parties;

•	announcements of the introduction of new products by our competitors;

•	market conditions in our business sectors;

•	announcements concerning product development results or intellectual property rights of others;

•	future issuances of our Common Stock or other securities;

•	the addition or departure of key personnel;

•	actual or anticipated variations in quarterly operating results;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our failure to meet or exceed the estimates and projections of the investment community;

•	issuances of debt or equity securities;

•	trading volume of our Common Stock;

•	sales of our Common Stock by us or our stockholders in the future;

•

overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•	ineffectiveness of our internal controls;

•	general political and economic conditions;

•	effects of natural or man-made catastrophic events;

•	other events or factors, many of which are beyond our control; and

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

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A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our business segments;

•	any intellectual property infringement lawsuit in which we may become involved;

•	regulatory developments affecting our business and industry; and

•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three- year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

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If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

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USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $10,000,000 and no estimated expenses, the total net proceeds to us would be $9,500,000 less the portion of the Offering that is allotted for sales on behalf of noteholders converting their debt holding of convertible debt; we currently intend to use the net proceeds as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Marketing & Customer Acquisition Incentives (1)	$2,000,000.00	$1,500,000.00	$1,000,000.00	$500,000.00
Professional Services(2)	$250,000.00	$187,500.00	$125,000.00	$62,500.00
Strategic Partnerships/Acquisitions	$3,000,000.00	$2,250,000.00	$1,500,000.00	$750,000.00
Working Capital, Inventory and Operations	$3,000,000.00	$2,250,000.00	$1,500,000.00	$750,000.00
Miscellaneous Operating Expenses(3)	$1,750,000.00	$1,312,500.00	$875,000.00	$437,500.00
TOTAL	$10,000,000.00	$7,500,000.00	$5,000,000.00	$2,500,000.00

(1)	Includes budgets for marketing campaigns for all the Dryworld Brands.

(2)	The Issuer may issue the qualified Regulation A Shares directly to vendors for this portion of the use of proceeds instead of selling shares and using the cash proceeds to pay them.

(3)

Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental its business and publicly listed security, and service debt with proceeds of the Offering. It also includes our Offering expenses. The decreased Use of Proceeds for any of the approximately $375,000 in convertible notes included in the Offering for selling shareholders that is converted into Offering shares will be taken from this line item.

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently $0.0018 per share.

On September 30, 2021, there were an aggregate of 171,565,229 shares of Company Common Stock issued and outstanding. Our net book value as of September 30, 2021, was $141,700 or $0.0018 per then-outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering:

Funding Level	$100,000,000	$7,500,000	$5,000,000	$2,500,000
Offering Price	$0.10	$0.10	$0.10	$0.10
Historical net tangle book value per Common Stock before the Offering
Increase in net tangible book value per share attributable to new investors in this Offering
Net tangle book value per share, after the Offering	$0.05	$0.05	$0.04	$0.03
Dilution per share to new investors	$0.02	$0.03	$0.03	$0.05

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DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

·	the information set forth in this Offering Circular and otherwise available;

·	our history and prospects and the history of and prospects for the industry in which we compete;

·	our past and present financial performance;

·	our prospects for future earnings and the present state of our development;

·	the general condition of the securities markets at the time of this Offering;

·	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

·	other factors deemed relevant by us.

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MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

Throughout the last two years, the Company developed new apparel, cemented partnerships, and worked to engage with potential ambassadors for the Dryworld Brand.

The Company’s transition was accomplished with the following actions:

•	Secured a number of manufacturing partners across the globe;
•	Engaged design groups;
•	Developed its marketing strategy; and
•	Added Darya Klishina as a brand Ambassador, and is in ongoing discussions with additional ambassadors.

The purpose of this Offering is to raise capital for (i) inventory, sales and marketing for our apparel and (ii) acquisition of a potential strategic technology which the Company is currently conducting due diligence.

These areas will be where the Company will be focusing its efforts moving forward, and its use of proceeds for the Offering will be focused on enhancing opportunities in these areas.

Management’s criteria for identifying its acquisition targets, which it may change at any time for any reason, is healthy living whether as apparel, supplements, athletics or related well-being products, with:

•	Products with gross margins of 50% plus;
•	Products in market segments showing high growth, 20% plus;
•	Products with excellent consumer acceptance; and
•	Companies and Brands with a proven track record and a dynamic management team.

With these criteria, Management identified and is in due diligence with a company that Management believes would significantly contribute to the Company’s long-term prospects. Management has already identified the targets we will acquire with the Use of Proceeds from this offering.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended September 30, 2021. The balance sheet as of September 30, 2021 has been derived from the unaudited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

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Summary of Results

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when all of the following elements are satisfied: (i) there are no uncertainties regarding customer acceptance; (ii) there is persuasive evidence that an agreement exists; (iii) delivery has occurred; legal title to the products has transferred to the customer; (v) the sales price is fixed or determinable; and (vi) collectability is reasonably assured. At this time the company is in a reorganization phase and has minimal to no revenue.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

$9,617 at March 31, 2022.

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

$1,850 at March 31, 2022.

The Company will bill its customers after its products are shipped. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts and writes off any uncollectible amounts against the allowance.

Inventory

For Q2 of Fiscal year 2022 Inventory of finished goods was $140,374.

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Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company’s management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required. The Company is in the process of pricing and ordering inventory.

Property and Equipment

None at present or for fiscal year 2021.

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2021.

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification (“ASC”) 360-10- 35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

No events or changes in circumstances have been identified which would impact the recoverability of the Company’s long- lived assets reported at September 30, 2021 and March 31, 2022.

Current Plan of Operations

Our plan of operations is to focus building of the Dryworld brands with a growth-oriented development trajectory that can take advantage of our dedicated specialized media marketing operations to grow sales and distribution. We expect to incur substantial expenditures in the foreseeable future for the development and sales and marketing of our brand and ongoing internal research and development. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. We intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings and as such are unable to project those costs at this time.

As noted above, the pivot to this plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

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Company Growth Strategy

Our long-term strategy is focused on four priorities: expanding and diversifying our revenues from sales of our own brands; improving our sales and marketing effectiveness of our media operations through analysis of our marketing data grow sales of our branded apparel; disciplined acquisition of strategic technologies; developing a stream of revenue from providing our sales and marketing services to ancillary products.

Off-Balance Sheet Arrangements

The Company does not have any derivative financial instrument or other off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company.

Property

We lease and maintain our primary offices at 201 W Montecito Street, Santa Barbara, CA 93101. We do not currently own any real estate.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Date Appointed to Current Position
Executive Officers
Brian McKenzie	Co-founder, Co-CEO	40	Appointed to indefinite term of office September 22, 2020
Matt Weingart	Co-founder Co-CEO	40	Appointed to indefinite term of office September 22, 2020
Barrett Evans	Chief Financial Officer	50	Appointed to indefinite term of office September 22, 2020
Directors
Brian McKenzie	Co-CEO Director	40	Appointed September 22, 2020
Matt Weingart	Co-CEO Director	40	Appointed September 22, 2020
Barrett Evans	CFO Director	50	Appointed September 22, 2020

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

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Executive Officers and Directors

Brian McKenzie, Co-founder, Co-CEO and Director

Brian is a former international level rugby player. Originally from Scotland and now a Canadian citizen who has spent more than 20 years as an entrepreneur, holds a degree in engineering and has a broad range of expertise in finance, technology, real estate development and retail.

Matt Weingart, Co-founder, Co-CEO and Director

Matt is a former international Canadian rugby player who represented his country at three World Cup competitions in different age grades. He has a Bachelor of Commerce degree, 19 years’ experience as an entrepreneur in the fashion and manufacturing space, a solid holistic business background and a deep understanding of all business operations.

Barrett Evans, Chief Financial Officer and Director

Barrett is a seasoned executive, investment banker, and fund manager with over 29 years of experience in corporate finance, private equity, IPOs and start-ups. He currently sits on a number of corporate boards and is a graduate of the University of California, Santa Barbara.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and- desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and- desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Our directors are not compensated for their role on the Board of Directors at this time.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our executive officers and director of the Company as of September 30, 2021:

Name and Principal Position	Cash Compensation	Other Compensation	Total Compensation
Brian Mckenzie, Co-CEO, Director	$150,000	$0	$150,000
Matt Weingart, Co-CEO, Director	$150,000	$0	$150,000
Barrett Evans, CFO, Director	$150,000	$0	$150,000
Total	$450,000	$0	$450,000

(1)	The executives listed above have not been compensated and have been accruing their salary.

(2)

Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Employment Agreements.

The company does not currently have formal employment agreements.

Outstanding Equity Awards

The Company has not made any equity awards to date.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of March 31, 2022, they collectively hold 19,445,824 shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of	Percentage Before Offering	Beneficially Owned After Maximum Offering (5)
	June 30, 2022

Directors and Officers: (1)(2)
Brian McKenzie (3)	5,312,492	3.10%	2.77%
Matt Weingart (4)	-	0.00%	0.00%
Barrett Evans (5)	6,666,666	3.89%	3.48%
EMC2 Capital LLC (5)	6,666,666	3.89%	3.48%

	18,645,824	10.88%	9.73%

(1)	Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o Dryworld Brands Inc., 201 W Montecito Street, Santa Barbara, CA 93101.
(2)	Management as a whole, by virtue of its ownership of preferred stock, has control over all matters submitted to shareholders.
(3)	Brian Mackenzie also owns 3,333 Preferred D and 283 Preferred E stock
(4)	Matt Weingart does not currently hold an equity stake in the company.
(5)	EMC2 Capital is controlled by Barrett Evans, it also owns 3,334 shares of Preferred D and 284 shares of Preferred E Stock.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of March 31, 2022, the Company had a total outstanding indebtedness of $236,500. This was the last time since the latest amendment to this Registration Statement that the Company issued any notes in exchange for cash or bona fide services.

Common Stock

As of July 14, 2022, the Company had 345,000,000 shares of Common Stock authorized and 171,565,229 shares of Common Stock issued and outstanding.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The following table is a summary of the Company’s Preferred Stock. Please refer to the information following the table for the full terms.

Designation	Authorized Shares	Shares Issued	Ownership	Voting

Series A Preferred	500	0	N/A	0%
Votes per share	1
		0	Class Total	0%

Series B Preferred	2,000,000	0	N/A	0%
Votes per share	1
		0	Class Total	0%

Series C Preferred	999,500	0	N/A	0%
Votes per share	1
		0	Class Total	0%

Series D Preferred	10,000	3,333	Brian McKenzie	33.33%
Votes per share	15,000	3,333	Dryworld Brands LLC	33.33%
		3,334	EMC2 Capital LLC	33.34%

		10,000	Class Total	100%

Series E Preferred	900	283	Brian McKenzie	33.29%
Votes per share	On as converted basis	283	Dryworld Brands LLC	33.29%
		284	EMC2 Capital LLC	33.41%
See Note Below in description of Series E		850	Class Total	100%

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The designations, preferences, limitations and relative rights of the shares of each such class are as follows:

Series A Preferred Stock

There are no Series A shares outstanding.

The designation, preferences, limitations and relative rights of the Series “A” Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘A’ Convertible Preferred Stock” and the number of shares of such series shall be 500 shares having 1 to 1 voting and converting rights into Common Stock.

Series B Preferred Stock

There are no Series B shares outstanding.

The designation, preferences, limitations and relative rights of the Series “B” Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘B’ Preferred Stock” and the number of shares of such series shall be 2,000,000 shares having 1 to 1 voting and converting rights into Common Stock.

Series C Preferred Stock

There are no Series C shares outstanding.

The designation, preferences, limitations and relative rights of the Series “C” Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘C’ Preferred Stock” and the number of shares of such series shall be 999,500 shares having 1 to 1 voting and converting rights into Common Stock.

Series D Preferred Stock

There are 10,000 Series D shares outstanding.

The designation, preferences, limitations and relative rights of the Series “D” Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘D’ Convertible Preferred Stock” and the number of shares of such series shall be 2,000,000 shares having 1 to 15,000 voting and converting rights into Common Stock.

Series E Preferred Stock

There are 900 Series E shares outstanding.

The designation, preferences, limitations and relative rights of the Series “E” Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘E’ Convertible Preferred Stock” and the number of shares of such series shall be 900 shares with each share voting and converting into 0.1% of the fully diluted Common Stock.   Fifty of the shares that are outstanding are currently subject to a dispute and management believes that these 50 shares will be returned to treasury.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Pkwy, Atlantic Heights, NJ 07716, telephone 732-872-2727, www.oldemonmouth.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

SELLING SHAREHOLDERS

This Offering Circular relates to the possible resale of up to 7,614,284 shares of Company common stock by the Selling Shareholders. The Shares being registered by Selling Shareholders in this offering are as follows:

1,178,571 shares of Company common stock (the "Commitment Shares") were issued to Quick Capital, LLC on August 30, 2021 as a commitment fee pursuant to the terms of the Note Purchase Agreement entered into by the Company and Quick Capital, LLC on August 30, 2021.

825,000 shares of Company common stock (the "Conversion Shares") are issuable to Quick Capital, LLC through conversion of that certain convertible promissory note issued by the Company to Quick Capital LLC dated August 30, 2021 (the "Note").

1,178,571 shares of Company common stock (the "Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on August 30, 2021 (the "Warrant").

1,178,571 shares of Company common stock (the "Commitment Shares") were issued to MacRab, LLC on September 16, 2021 as a commitment fee pursuant to the terms of the Note Purchase Agreement entered into by the Company and MacRab, LLC on September 16, 2021.

825,000 shares of Company common stock (the "Conversion Shares") are issuable to MacRab Capital, LLC through conversion of that certain convertible promissory note issued by the Company to MacRab LLC dated September 16, 2021 (the "Note").

1,178,571 shares of Company common stock (the "Warrant Shares") are issuable to MacRab, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to MacRab, LLC on September 16, 2021 (the "Warrant").

1,250,000 shares of Company common stock (the "Commitment Shares") were issued to Burdell Partners, LLC on December 23, 2020 as a commitment fee pursuant to the terms of the Agreement entered into by the Company and Burdell Partners, LLC on December 23, 2020.

The Selling Shareholders may, from time to time, offer and sell pursuant to this Offering Circular any or all of the ordinary shares currently held, or that such selling shareholder may receive by exercise of conversion of a convertible note. Each selling shareholder may sell some, all, or none of its common shares. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling shareholders regarding the sale of any of their common shares. Quick Capital and MacRab have contractually agreed to restrict its ability to exercise the Warrants and convert the Note such that the number of shares of the Company common stock held by Quick Capital, MacRab, and their affiliates after such conversion or exercise does not exceed 9.99% of the Company’s then issued and outstanding shares of common stock.

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The following table presents information regarding each selling shareholder and the ordinary shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholders and reflects their holdings as of June 30, 2022. Except as noted below, none of the selling shareholders has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering
Quick Capital, LLC	3,182,142 Shares (1)	0 Shares (2)
MacRab, LLC	3,182,142 Shares (1)	0 Shares (2)
Burdell Partners, LLC	1,250,000 Shares	0 Shares (2)

(1) Includes all shares that are being offered for sale under this Offering Circular that would result from the exercise of warrants held by the Selling Shareholders or conversion of convertible notes held by the Selling Shareholders.

(2) Assuming all of the shares offered by the Selling Shareholders are sold.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker- dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

We expect to commence the offer and sale of the Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all 10,000,000 shares of Common Stock offered by the Company, b) July 15, 2023, subject to extension in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

7,614,284 Shares being sold in this offering are being sold by existing securities holders. For more information, see the section “Selling Shareholders” on page 35.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

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Minimum Purchase Requirements

The minimum investment amount is Five Thousand Dollars ($5,000.00).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

•	Electronically receive, review, execute and deliver to us a subscription agreement; and

•	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

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Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by the Law offices of Joseph A. Sicliano, P.C.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Bennett & Associates, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1- 800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/IBGR/disclosure

For Any Further Questions, Please Contacts us at:

Dryworld Brands, Inc. www.thedryworld.com info@thedryworld.com

(250) 900-2031

39

DRYWORLD BRANDS INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

See accompanying notes to these financials.

F-1

DRYWORLD BRANDS INC.

STATEMENT OF OPERATIONS

FOR YEARS ENDED SEPTEMBER 30, 2021 AND 2020 (UNAUDITED)

See accompanying notes to these financials.

F-2

DRYWORLD BRANDS INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED SEPTEMBER 30, 2020

See accompanying notes to these financials.

F-3

DRYWORLD BRANDS INC.

STATEMENT OF CASH FLOWS

FOR YEARS ENDED SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020

See accompanying notes to these financials.

F-4

DRYWORLD BRANDS INC. NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

NOTE 1- NATURE OF OPERATIONS

Nature of Operations

The Company was incorporated in the state of Colorado July 16, 1997. The Company is a performance athletic brand offering innovative superior quality apparel, footwear and gear for the athlete in all of us. Innovative, purpose driven products that give athletes the edge.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

NOTE 3-STOCKHOLDERS’ EQUITY

The company’s capitalization is 350,000,000 common shares with a par value of $.001 per share and 5,000,900 preferred shares with a par value of $.001.

NOTE 4 – NOTES PAYABLE

Notes Payable

As of September 30, 2020, the Company has principal amounts notes payable of $70,920 as follows:

$30,000.00 issued 12/31/18 to Ron Minsky for loans to the Company, note is convertible at 50% to market and bears 6% interest rate;

$6,500.00 issued 01/31/19 to Ron Minsky for loans to the Company, note is convertible at 50% to market and bears 6% interest rate;

$25,000.00 issued 02/22/19 to Intermarket Associates LLC. for a loan made to the Company, note is convertible at 50% to market and bears 6% interest rate;

$10,320 issued 04/03/19 to Paul Bajakian for loans to the Company, note is convertible at 50% to market and bears 6% interest rate;

$12,500 issued 10/08/2019 to James Quinn for a loan to the Company, note is convertible at 50% to market and bears 10% interest rate.

$82,500 issued 09/13/2021 to Quick Capital LLC for a loan to the Company, note is convertible at the lesser of $0.07 or 50% to market; and

$82,500 issued 09/28/2021 to MacRab LLC for a loan to the Company, note is convertible at the lesser of $0.07 or 50% to market.

NOTE 5 – MATERIAL EVENTS

On December 10, 2020, the Company completed a reverse merger with Dryworld Brands, LLC, whereby the Company acquired 100% interest in Dryworld Brands, LLC in exchange for preferred and common shares of the company.

F-5

DRYWORLD BRANDS INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

See accompanying notes to these financials.

F-6

DRYWORLD BRANDS INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

See accompanying notes to these financials.

F-7

DRYWORLD BRANDS INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2022

UNAUDITED

See accompanying notes to these financials.

F-8

DRYWORLD BRANDS INC.

STATEMENT OF CASH FLOWS

See accompanying notes to these financials.

F-9

DRYWORLD BRANDS INC.

NOTES TO FINANCIAL STATEMENTS MARCH 31, 2022

(Unaudited)

Company Overview and History

Dryworld Brands, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on November 18, 2013, as a pharmaceutical company under the name Pharmstar Pharmaceuticals, Inc. On August 14, 2020, the Company completed a reverse merger with Dryworld Brands, LLC, whereby the Company acquired 100% interest in Dryworld Brands, LLC in exchange for preferred and common shares of the company. The Company is a performance athletic brand offering innovative superior quality apparel, footwear and gear for the athlete in all of us. Innovative, purpose driven products that give athletes the edge .

Dryworld Brands, Inc. is a digitally native, fitness lifestyle company engaged in the design, development, manufacturing and distribution of premium performance apparel, footwear, and gear for men and women, including shorts, pants, tops, jeans, tights, crops, t-shirts, tanks, thermals, polos, base layer, jackets, hoodies, hats, underwear, socks, and footwear. Our products incorporate proprietary fabrics and/or innovative features that we believe differentiates us from our competitors, and are designed to offer superior performance, fit and comfort while incorporating both function and style. We focus our products, content, and initiatives on customers and communities that maintain a fitness-based lifestyle. Our products are sold direct to consumers through our website (www.thedryworld.com) and Amazon brand page.

Our mailing address is Dryworld Brands Inc., 201 W Montecito Street, Santa Barbara, CA 93101 and our telephone number is (250) 900-2031. The company website address is www.thedryworld.com

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and iv) collectability is reasonably assured. The Company specifically derives income from the following:

For the 3 month period ended March 31, 2022, there was $10,578 in total revenue.

Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from m selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

Level 1 - quoted market prices in active markets for identical assets or liabilities.

Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

F-10

Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company's financial instruments consist of accounts payable, accrued expenses, notes payable, notes payable - related party, loan payable - related party, convertible notes payable, convertible notes payable - related party and deferred rent payable. The carrying amount of the Company's financial instruments approximates their fair value as of December 31, 2019 and December 31, 2020, due to the short-term nature of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under level 3. Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt. Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Stock-Based Compensation - Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub- topic 505-50”).

F-11

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black- Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10- 50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted- average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505- 50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non- forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

F-12

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Cash and Cash Equivalents of $10,047 at June 30, 2021.

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts of $0 at June 30, 2021.

The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts and writes off any uncollectible amounts against the allowance.

Inventory of $140,374 at March 31, 2022.

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required. The Company is in the process of pricing and ordering Inventory.

Property and Equipment None at March 31, 2022.

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets None at March 31, 2022

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification ("ASC") 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

F-13

Going Concern

The ability of the Company to continue as a going concern is dependent on management's plans, which includes implementation of its business plan and continuing to raise funds through debt or equity raises. The Company will likely continue to rely upon related-party debt or equity financing to ensure the continuing existence of the business. The Company is in the process of concluding acquisitions that generate revenue in the global consumer goods market.

Prepaid Expenses and Other Assets None

Loans payable

At March 31, 2022 the notes payable shown on the balance sheet of $75,000 is a loan from a related party and due on demand. The loan is currently provided at 0% interest.

As of March 31, 2022, the Company has principal amounts notes payable of $236,000 as follows:

$30,000.00 issued 12/31/18 to Ron Minsky for loans to the Company, note is convertible at 50% to market and bears 6% interest rate;

$6,500.00 issued 01/31/19 to Ron Minsky for loans to the Company, note is convertible at 50% to market and bears 6% interest rate;

$25,000.00 issued 02/22/19 to Intermarket Associates LLC. for a loan made to the Company, note is convertible at 50% to market and bears 6% interest rate;

$10,000 issued 04/03/19 to Paul Bajakian for loans to the Company, note is convertible at 50% to market and bears 6% interest rate;

$82,500 issued 09/13/2021 to Quick Capital LLC for a loan to the Company, note is convertible at the lesser of $0.07 or 50% to market; and

$82,500 issued 09/28/2021 to  MacRab LLC for a loan to the Company, note is convertible at the lesser of $0.07 or 50% to market.

The company has secured funding commitments and is currently negotiating with several investment groups to restructure all outstanding loan notes and finance required for working capital.

Equity

Preferred and Common Stock For the period ending March 31, 2022 issued and outstanding. Common Stock, 350,000,000 shares authorized, 171,565,229 issued and outstanding.

Preferred Stock D, 2,000,000 shares authorized, 10,000 issued and outstanding.   Preferred Series E 900 shares   authorized, issued and outstanding

Subsequent Events

None.

F-14

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation
2.2	Bylaws
4.1	Subscription Agreement

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Santa Barbara, California, on July 18, 2022.

Dryworld Brands, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Matt Weingart
Name:	Matt Weingart
Title:	Chief Executive Officer, Director and Principal Executive Officer
Date:	July 18, 2022

By:	/s/ Barrett Evans
Name:	Barrrett Evans
Title:	Chief Financial Officer (Principal Financial Officer)
Date:	July 18, 2022

SIGNATURES OF DIRECTORS:

By:	/s/ Matt Weingart
Name:	Matt Weingart
Title:	Co-CEO, Director
Date:	July 18, 2022

By:	/s/ Brian McKenzie
Name:	Brian McKenzie
Title:	Co-CEO, Director
Date:	July 18, 2022

By:	/s/ Barrett Evans
Name:	Barrett Evans
Title:	CFO, Director
Date:	July 18, 2022

41